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                                                                     EXHIBIT 3.1


                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                      OF

                          KILROY REALTY CORPORATION,

                            A MARYLAND CORPORATION

          KILROY REALTY CORPORATION, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

          FIRST:  The Corporation desires to and does hereby amend and restate
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its Charter, as currently in effect, consisting of Articles of Incorporation filed on September 13, 1996 with the Department (the "Articles of Incorporation"), as hereinafter provided. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter of the Corporation as currently in effect.

          SECOND:  The Charter of the Corporation is hereby amended by striking
          ------
in their entirety Articles FIRST through EIGHTH of the Articles of Incorporation and by substituting in lieu thereof the following:


                                  ARTICLE  I
                            NAME OF THE CORPORATION

        The name of the corporation (hereinafter the "Corporation") is:

                           Kilroy Realty Corporation

                                  ARTICLE  II
                 REGISTERED AGENT:  PRINCIPAL OFFICE IN STATE

          The address of the Corporation's principal office in the State of Maryland is c/o Ballard, Spahr, Andrews & Ingersoll, 300 E. Lombard Street, Baltimore, Maryland 21202. The name of the Corporation's registered agent is Charles R. Moran, Esq., whose address is c/o Ballard, Spahr, Andrews & Ingersoll, 300 E. Lombard Street, Baltimore, Maryland 21202, said resident agent being a citizen of the state of Maryland residing therein.

                                 ARTICLE  III
                          PURPOSE OF THE CORPORATION

          The purpose for which the Corporation is formed is to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate

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investment trust (a "REIT") under Sections 856 to 860 of the Internal Revenue
Code of 1986, as amended, or any successor statute of similar import (the "Code")) for which corporations may be organized under the Maryland General Corporation Law, as amended from time to time, and any successor statute hereafter enacted ("the MGCL").

                                  ARTICLE  IV
                           AUTHORIZED CAPITAL STOCK

          The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 180,000,000, consisting of 150,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 30,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") which may be issued in one or more classes as described in Paragraph C of this Article IV. The aggregate par value of all of the Corporation's authorized shares having par value is $1,800,000. The Common Stock and each class of the Preferred Stock shall each constitute a separate class of capital stock of the Corporation.

          The following is a description of each of the classes of stock of the Corporation and a statement of the powers, preferences and rights of such stock, and the qualifications, limitations and restrictions thereof:

          A.  Voting Rights.
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              1.  Common Stock.  Except as may otherwise be required by law,
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and subject to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph C of this Article IV granting the holders of one or more classes of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

              2.  Preferred Stock.  Except as may otherwise be required by law,
                  ---------------
and subject to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph C of this Article IV granting the holders of one or more classes of Preferred Stock voting powers with respect to any matter, the Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings except as expressly provided in the resolution establishing any class thereof.

          B.  Terms of Common Stock.  The Common Stock shall be subject to the
              ---------------------
express terms of the Preferred Stock or any classes thereof.

              1.  Dividend Rights.  After the provisions with respect to
                  ---------------
preferential dividends on any class of Preferred Stock (fixed in accordance with the provisions of Paragraph C of this Article IV), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any class of Preferred Stock (fixed in accordance with the provisions of Paragraph C of this Article IV), and subject further to any other conditions that may be fixed in accordance with the provisions of Paragraph

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C of this Article IV, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be authorized and declared from time to time by the Board of Directors out of funds legally available therefor. All distributions paid with respect to the Common Stock shall be paid pro rata, with no preference to any share of Common Stock as compared with other shares of Common Stock.

              2.  Rights Upon Liquidation.  In the event of the voluntary or
                  -----------------------
involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Paragraph C of this Article IV), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Paragraph C of this Article IV), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them.

          C.  Issuance and Terms of Preferred Stock.  The Preferred Stock may
              -------------------------------------
be issued, from time to time, in one or more classes, and each class shall be known and designated by such designations, as may be stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and as shall have been set forth in articles supplementary made, executed, acknowledged, filed and recorded in the manner required by the MGCL in order to make the same effective. Each class shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issue of Preferred Stock of such class together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of such class. All shares of any one class of such Preferred Stock shall be alike in every particular except that shares issued at different times may accumulate dividends from different dates. The Board of Directors shall have power and authority to state and determine in the resolution or resolutions providing for the issue of each class of Preferred Stock the number of shares of each such class authorized to be issued, the voting powers (if any) and the designations, preferences and relative, participating, optional, conversion or other rights appertaining to each such class, and the qualifications, limitations or restrictions thereof (including, but not by way of limitation, full power and authority to determine as to the Preferred Stock of each such class, the rate or rates of dividends payable thereon, the times of payment of such dividends, the prices and manner upon which the Preferred Stock may be redeemed, the amount or amounts payable thereon in the event of liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation, the rights (if any) to convert the Preferred Stock into, and/or to purchase, stock of any other class or series, the terms of any sinking fund or redemption or purchase account (if any) to be provided for shares of such class of Preferred Stock, restrictions on ownership and transfer to preserve tax benefits, and the voting powers (if any) of the holders of any class of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class by itself or together with the holders of any other class of Preferred Stock or all classes of Preferred Stock as a single class, to elect one or more directors of the Corporation generally or under such specific

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circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more classes of Preferred Stock). The Board of Directors may from time to time decrease the number of shares of any class of Preferred Stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to such class shall no longer constitute part thereof and may assign such unissued shares to an existing or newly created class. The foregoing provisions of this Paragraph C with respect to the creation or issuance of classes of Preferred Stock shall be subject to any additional conditions with respect thereto which may be contained in any resolutions then in effect which shall have theretofore been adopted in accordance with the foregoing provisions of this Paragraph C with respect to any then outstanding class of Preferred Stock.

          D.  Authorization of Capital Stock; Issuance and Reclassification of
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Shares.  The Board of Directors may authorize the issuance from time to time of
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shares of its capital stock of any class or series whether now or hereafter authorized, or securities convertible into shares of its capital stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Charter of the Corporation or the Bylaws of the Corporation, or in the MGCL. In addition, the Board of Directors shall have the power, in its sole discretion without limitation, to classify or reclassify any unissued shares of capital stock of the Corporation, whether now or hereafter authorized, by setting, altering or eliminating, in any one or more respects, from time to time, before the issuance of such shares of capital stock of the Corporation, any feature of such shares including, but not limited to, the designation, par value, preferences or conversion or other rights, voting powers, qualifications and terms and conditions of redemption, limitations as to dividends and other distributions, restrictions on ownership and transfer to preserve tax benefits and any other restrictions on such shares.

          E.  Restrictions on Ownership and Transfer to Preserve Tax Benefits.
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          1.  Definitions.  For the purposes of Paragraph E of this Article IV,
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the following terms shall have the following meanings:

                    "Beneficial Ownership" shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of
          Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                    "Charitable Beneficiary" shall mean one or more beneficiaries of a Trust, as determined pursuant to Subparagraph E(3)(f) of this Article IV.

                    "Code" shall have the meaning set forth in Article III hereof. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

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                    "Common Stock" shall have the meaning set forth in the
          preamble to Article IV hereof.

                    "Corporation" shall have the meaning set forth in the preamble to these Articles of Amendment and Restatement.

                    "Constructive Ownership" shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                    "Initial Public Offering" shall mean the sale of Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

                    "IRS" means the United States Internal Revenue Service.

                    "Market Price" shall mean the last reported sales price reported on the New York Stock Exchange of the Common Stock on the trading day immediately preceding the relevant date, or if the Common Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

                    "Operating Partnership" shall mean Kilroy Realty, L.P., a Delaware limited partnership.

                    "OP Units" shall have the meaning set forth in paragraph H of Article IV hereof.

                    "Ownership Limit" shall mean 7.0% (by value or by number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation.

                    "Partnership Agreement" shall mean the Agreement of Limited Partnership of Kilroy Realty, L.P., as such agreement may be amended from time to time.

                    "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or

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          to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of
          Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Common Stock provided that the ownership of such shares of Common Stock by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

                    "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subparagraph E(2)(b) of this Article IV, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Common Stock, if such Transfer had been valid under Subparagraph E(2)(a) of this
          Article IV.

                    "Purported Record Transferee" shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subparagraph E(2)(b) of this Article IV, the record holder of the shares of Common Stock if such Transfer had been valid under Subparagraph E(2)(a) of this Article IV.

                    "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code.

                    "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which (1) the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT and (2) such determination is approved by the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation's capital stock outstanding and entitled to vote thereon.

                    "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Common Stock), and whether such transfer has occurred by operation of law or otherwise.

                    "Trust" shall mean each of the trusts provided for in Subparagraph E(3) of this Article IV.

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                    "Trustee" shall mean any Person unaffiliated with the
          Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

          2.  Restriction on Ownership and Transfers.
              --------------------------------------

              (a) From the date of the Initial Public Offering and prior to the Restriction Termination Date:

                  (i) except as provided in Subparagraph E(9) of this Article IV, no Person shall Beneficially Own Common Stock in excess of the Ownership Limit;

                 (ii) except as provided in Subparagraph E(9) of this Article IV, no Person shall Constructively Own in excess of 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of Common Stock of the Corporation; and

                (iii) no Person shall Beneficially or Constructively Own Common Stock to the extent that such Beneficial or Constructive Ownership would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of
Section 856(c) of the Code).

              (b) If, during the period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange ("NYSE")) or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Common Stock in violation of Subparagraph E(2)(a) of this
Article IV, (i) then that number of shares of Common Stock that otherwise would cause such Person to violate Subparagraph E(2)(a) of this Article IV (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Subparagraph E(3), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Common Stock in violation of Subparagraph E(2)(a) of this Article IV, then the Transfer of that number of shares of Common Stock that otherwise would cause any Person to violate Subparagraph E(2)(a) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

              (c) Subject to Section K of this Article IV and notwithstanding any other provisions contained herein, during the period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of Common Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE)

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that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Common Stock.

              (d) It is expressly intended that the restrictions on ownership and Transfer described in this Subparagraph E(2) of Article IV shall apply to the redemption/exchange rights provided in Section 8.6 of the Partnership Agreement. Notwithstanding any of the provisions of the Partnership Agreement to the contrary, a partner of the Operating Partnership shall not be entitled to effect an exchange of an interest in the Operating Partnership for Common Stock if the actual or beneficial or Beneficial or Constructive ownership of Common Stock would be prohibited under the provisions of this Article IV.


          3.  Transfers of Common Stock in Trust.
              ----------------------------------

              (a) Upon any purported Transfer or other event described in Subparagraph E(2)(b) of this Article IV, such Common Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Subparagraph E(2)(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Subparagraph E(3)(f) of this Article IV.

              (b) Common Stock held by the Trustee shall be issued and outstanding Common Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Common Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Common Stock held in the Trust.

              (c) The Trustee shall have all voting rights and rights to dividends with respect to Common Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Common Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Common Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Common Stock held in the Trust and, subject to Maryland law, effective as of the date the Common Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Common Stock prior to the discovery by the Corporation that the Common

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Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article IV, until the Corporation has received notification that the Common Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

              (d) Within 20 days of receiving notice from the Corporation that shares of Common Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Common Stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares of Common Stock will not violate the ownership limitations set forth in Subparagraph E(2)(a). Upon such sale, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Subparagraph E(3)(d). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Common Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Common Stock have been transferred to the Trustee, such shares of Common Stock are sold by a Purported Record Transferee then (x) such shares of Common Stock shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Record Transferee received an amount for such shares of Common Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Subparagraph E(3)(d), such excess shall be paid to the Trustee upon demand.

              (e) Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock to the Trust) and
(ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Common Stock held in the Trust pursuant to Subparagraph E(3)(d). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other

                                       9
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distributions held by the Trustee with respect to such Common Stock shall thereupon be paid to the Charitable Beneficiary.

              (f) By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Common Stock held in the Trust would not violate the restrictions set forth in Subparagraph E(2)(a) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Code.

          4.  Remedies For Breach.  If the Board of Directors or a committee
              -------------------
thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Subparagraph E(2) of this Article IV or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Subparagraph E(2) of this Article IV, the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Common Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Subparagraph E(2)(a) of this Article IV, shall automatically result in the transfer to a Trust as described in Subparagraph E(2)(b) and any Transfer in violation of Subparagraph E(2)(c) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

          5.  Notice of Restricted Transfer.  Any Person who acquires or
              -----------------------------
attempts to acquire shares in violation of Subparagraph E(2) of this Article IV, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Subparagraph E(2)(b) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

          6.  Owners Required to Provide Information.  From the date of the
              --------------------------------------
Initial Public Offering and prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or

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Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of shares of Common Stock on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, or such other limit as provided from time to time in these Articles of Amendment and Restatement or as otherwise permitted by the Board of Directors.

          7.  Remedies Not Limited.  Nothing contained in this Article IV (but
              --------------------
subject to Paragraph K of this Article IV) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

          8.  Ambiguity. In the case of an ambiguity in the application of any
              ---------
of the provisions of this Paragraph E of this Article IV, including any definition contained in Subparagraph E(1), the Board of Directors shall have the power to determine the application of the provisions of this Paragraph E with respect to any situation based on the facts known to it (subject, however, to the provisions of Paragraph K of this Article IV). In the event Paragraph E requires an action by the Board of Directors and these Articles of Amendment and Restatement fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Paragraph E. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Subparagraph E(2)(b)) acquired Beneficial or Constructive Ownership of Common Stock in violation of Subparagraph E(2)(a), such remedies (as applicable) shall apply first to the shares of Common Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Common Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Common Stock based upon the relative number of the shares of Common Stock held by each such Person.

          9.  Exceptions.
              ----------

              (a) Subject to Subparagraph E(2)(a)(iii), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning shares of Common Stock in excess of the Ownership Limit if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of such shares of Common Stock will violate the Ownership Limit or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code, and agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in Subparagraph E(2) of this
     Article IV) or attempted violation will result in such Common Stock being transferred to a Trust in accordance with Subparagraph E(2)(b) of this
     Article IV.

              (b) Subject to Subparagraph E(2)(a)(iii), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning

     Common Stock in excess of 9.8% (by value or by number of shares of Common Stock, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation, if such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Common Stock being transferred to a Trust in accordance with Subparagraph E(2)(b) of this Article IV. Notwithstanding the foregoing, the inability of a Person to make the certification described in this Subparagraph E(9)(b) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning Common Stock in excess of 9.8% of the outstanding shares of Common Stock if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year, after taking into account the effect of this sentence with respect to all other Common Stock to which this sentence applies.

              (c) Prior to granting any exception pursuant to Subparagraph E(9)(a) or (b) of this Article IV, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

          F.  Preemptive Rights.  No holder of shares of stock of any class
              -----------------
shall have any preemptive or preferential right to subscribe or to purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class or series, confer any preemptive or preferential right that the Board of Directors may deem advisable in connection with such issuance.

          G.  Legends.  Each certificate for Common Stock and Preferred Stock
              -------
shall bear the following legends:

                                CLASS OF STOCK

     "THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE CORPORATION'S CHARTER AND A WRITTEN STATEMENT OF THE

     DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE."

                     RESTRICTION ON OWNERSHIP AND TRANSFER

     "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE CORPORATION'S COMMON STOCK IN EXCESS OF 7.0% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SHARES OF COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION.
     IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION,

     THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE."

          H.  Exchange of OP Units.  So long as the Corporation remains the
              --------------------
general partner of the Operating Partnership, the Board of Directors of the Corporation is hereby expressly vested with authority (subject to the restrictions on ownership, transfer and redemption of Common Stock set forth in this Article IV) to issue, and shall issue to the extent provided in the Partnership Agreement, Common Stock in exchange for the units into which partnership interests of the Operating Partnership are divided (the "OP Units"), and as the same may be adjusted, as provided in the Partnership Agreement.

          I.  Reservation of Shares.  Pursuant to the obligations of the
              ---------------------
Corporation under the Partnership Agreement to issue Common Stock in exchange for OP Units, the Board of Directors is hereby required to reserve and authorize for issuance a sufficient number of authorized but unissued shares of Common Stock to permit the Corporation to issue Common Stock in exchange for OP Units that may be exchanged for or converted into Common Stock as provided in the Partnership Agreement.

          J.  Severability.  If any provision of this Article IV or any
              ------------
application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

          K.  NYSE.  Nothing in this Article IV shall preclude the settlement
              ----
of any transaction entered into through the facilities of the New York Stock Exchange. The shares of Common Stock that are the subject of such transaction shall continue to be subject to the provisions of this Article IV after such settlement.

                                  ARTICLE  V
                              CORPORATE EXISTENCE

          A.  The Corporation is to have perpetual existence.

                                  ARTICLE  VI
                               CLASSIFIED BOARD

          A. The business and affairs of the Corporation shall be managed by the Board of Directors. The Corporation shall have a board of two (2) directors until that number is increased or decreased in accordance with the Bylaws of the Corporation, or as contemplated by the provisions of Paragraph F of this Article VI, provided that, upon the consummation of the Initial Public Offering (as defined in Article IV hereof), the Corporation shall have a board of five (5) directors until that number is increased or decreased in accordance with the Bylaws of the Corporation. However, the number of directors shall never be less than the minimum number required by the MGCL. Upon consummation of the Initial Public Offering, at least a majority of the directors shall be Independent Directors (as defined in the next sentence). An Independent Director is a director who is not an employee, officer or affiliate of the Corporation or Kilroy Industries or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation on a continuing basis from the Company in addition to director's fees. The following persons shall be the directors of the Corporation until the expiration of their respective terms as set forth in Paragraph B of this Article
VI:

                              John B. Kilroy, Sr.
                              John B. Kilroy, Jr.


          B. Upon consummation of the Initial Public Offering, the directors of the Corporation (other than any directors who may be elected by holders of Preferred Stock as provided for pursuant to Paragraph F of this Article VI) shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as the then-authorized number of directors constituting the Board of Directors permits. Upon consummation of the Initial Public Offering, John B. Kilroy, Jr. shall be designated as a Class III director and John B. Kilroy, Sr. shall be designated as a Class II director. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each director in Class I at the time of the consummation of the Initial Public Offering shall serve for a term ending on the date of the annual meeting held in 1998, each director in Class II at the time of the consummation of the Initial Public Offering shall serve for a term ending on the date of the annual meeting held in 1999, and each director in Class III at the time of the consummation of the Initial Public Offering shall serve for a term ending on the date of the annual meeting held in 2000.

          C. In the event of any increase or decrease in the authorized number of directors:

              1. Each director then serving shall nevertheless continue as a director of the class of which he is a member until the expiration of his term or his prior death, retirement, resignation or removal; and

              2. Except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly-created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of directors in each class as nearly equal as possible.

          D. Notwithstanding the provisions of Paragraphs B and C of this
Article VI, each director (other than any director who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof), shall serve until his successor is elected and qualified or until his earlier death, retirement, resignation or removal.

          E. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors or any agreement relating to the right to designate nominees for election to the Board of Directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement or resignation), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors or, in the case of a vacancy resulting from an increase in the number of directors, by a majority of the Board of Directors. In the case of a vacancy created by the removal of a director, the vacancy shall be filled by the stockholders at the next annual meeting of the stockholders or at a special meeting of the stockholders called for such purpose, provided, however, that such vacancy may be filled by the affirmative vote of a majority of the remaining directors (subject to approval by the stockholders at the next annual meeting of the stockholders or at a special meeting of the stockholders called for such purpose). A director so elected to fill a vacancy shall serve for the remainder of the term of the class to which he was elected. If the stockholders of any class or series of Preferred Stock are entitled separately to elect one or more directors, the stockholders of that class or series shall fill a vacancy on the Board of Directors which results from the removal of a director elected by that class or series.

          F. During any period when the holders of any class of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total and authorized number of directors of the Corporation shall automatically be increased by that number of such additional directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such class, whenever the holders of any class of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the term of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

                                 ARTICLE  VII
                          RELATED PARTY TRANSACTIONS

          A. Without limiting any other procedures available by law or otherwise to the Corporation, the Board of Directors may authorize any agreement or other transaction with any person, corporation, association, company, trust, limited liability company, partnership (limited or general) or other organization, although one or more of the directors or officers of the Corporation may be a party to any such agreement or an officer, director, stockholder, member or partner (general or limited) of such other party (an "Interested Officer/Director"), and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if: (i) the existence is disclosed or known to the Board of Directors, and the contract or transaction is authorized, approved or ratified by the affirmative vote of not less than a majority of the disinterested directors, even if they constitute less than a quorum of the Board of Directors;
(ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of the shares held of record by the Interested Officers/Directors or by any corporation, association, company, trust, limited liability company, partnership (limited or general) or other organization in which any Interested Officer/Director is a director or has a material financial interest; or (iii) the contract or transaction is fair and reasonable to the Corporation. Any Interested Officer/Director, or the stock owned by them or by a corporation, association, company, trust, limited liability company, partnership (limited or general) or other organization in which an Interested Officer/Director may have an interest, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

                                 ARTICLE  VIII
                DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION

          A. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter of the Corporation or the Bylaws of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          B. The Corporation shall indemnify, in the manner and to the maximum extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative, or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or that such person while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. To the maximum extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter of the Corporation or the Bylaws of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of this Paragraph B of Article VIII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

          The indemnification and reimbursement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person against any liability and expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Charter of the Corporation or the Bylaws of the Corporation, a vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity as an officer or director and as to action in another capacity, at the request of the Corporation, while acting as an officer or director of the Corporation.

                                  ARTICLE  IX
                             ELECTION OF DIRECTORS

          Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE  X
                        CERTAIN POWERS OF THE DIRECTORS

          A.  Determinations by Board.  The determination as to any of the
              -----------------------
following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter of the Corporation and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and any matters relating to the acquisition, holding and disposition of any assets by the Corporation.

          B.  REIT Qualification.  Subject to paragraph (K) of Article IV
              ------------------
hereof, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify or continue to be qualified as a REIT and such determination is approved by the affirmative vote of holders of at least two-thirds of the shares of the Corporation's capital stock outstanding and entitled to vote thereon, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to
Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article IV is no longer required for REIT qualification.

          C.  Advisor Agreements.  Subject to such approval of stockholders and
              ------------------
other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

          D.  Irrevocable Resolutions.  The Board of Directors may designate any
              -----------------------
of its resolutions to be "irrevocable." Resolutions so designated may not be revoked subsequently by the Board of Directors without the approval of the issued and outstanding shares of Common Stock of the Corporation by the affirmative vote of a majority of all votes entitled to be cast in respect of such shares of Common Stock.


                                  ARTICLE  XI
                             REMOVAL OF DIRECTORS

          Subject to the rights of one or more classes or series of Preferred Stock to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least two thirds of the votes entitled to be cast in the election of directors.

                                 ARTICLE  XII
                                  AMENDMENTS

          Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal, or rescind any provision of its Charter, in the manner now or hereafter prescribed by law, including without limitation any amendment altering the terms or contract rights, as expressly set forth in the Charter of the Corporation, of any outstanding shares of stock; and other provisions authorized or permitted by the laws of the State of Maryland at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to the Charter of the Corporation in its present form or as hereafter amended are granted subject to this reservation.


          THIRD:  These Articles of Amendment and Restatement were duly advised
          -----
by the Board of Directors of the Corporation by unanimous written consent pursuant to and in accordance with Section 2-408(c) of the MGCL and were duly approved by the stockholders of the Corporation by unanimous written consent pursuant to and in accordance with Section 2-505 of the MGCL.

          FOURTH:  The current address of the principal office of the
          ------
Corporation in the State of Maryland is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202 and the name and address of the current resident agent of the Corporation is Charles R. Moran, Esq., c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202.

          FIFTH:  Immediately prior to the amendments contained in these
          -----
Articles of Amendment and Restatement, the number of Directors of the Corporation was two (2) and the names of those Directors are John B. Kilroy, Sr. and John B. Kilroy, Jr.

          SIXTH:  Immediately following the amendments contained in these
          -----
Articles of Amendment and Restatement, the number of Directors of the Corporation will be two (2) and the names of those Directors are John B. Kilroy, Sr., John B. Kilroy, Jr.; provided, however, that upon consummation of the Initial Public Offering (as defined in Article IV hereof), the number of Directors of the Corporation shall be five (5).

          SEVENTH:  Immediately prior to the amendments contained in these
          -------
Articles of Amendment and Restatement, the Corporation had authority to issue Ten Million (10,000,000) shares of common stock, par value one cent ($0.01) per share, and the aggregate par value of all such authorized shares of stock of the Corporation having par value was One Hundred Thousand Dollars ($100,000.00).

          EIGHTH:  Immediately following the amendments contained in these
          ------
Articles of Amendment and Restatement, the Corporation will have authority to issue One Hundred Eighty Million (180,000,000) Shares of capital stock consisting of One Hundred Fifty Million (150,000,000) shares of common stock, par value one cent ($0.01) per share, and Thirty Million (30,000,000) shares of preferred stock, par value one cent ($0.01) per share, and the aggregate par value of all such authorized shares of stock of the Corporation having par value will be One Million Eight Hundred Thousand Dollars ($1,800,000.00).

          NINTH:  A description, as amended, of each class of capital stock of
          -----
the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption is set forth in Paragraph SECOND of these Articles of Amendment and Restatement in Article IV entitled "Authorized Capital Stock".


                           (signature page follows)

          IN WITNESS WHEREOF, Kilroy Realty Corporation has caused these Articles of Amendment and Restatement to be executed in its name and on its behalf by its President and its corporate seal to be affixed and attested to by its Secretary, on this 21st day of January, 1997 and its said President acknowledges that these Articles of Amendment and Restatement are the corporate act of the said Corporation and further certifies, under penalties of perjury, that to the best of his knowledge, information and belief, matters and facts set forth herein are true in all material respects.

          ATTEST:                        KILROY REALTY CORPORATION


          --------------------------     -------------------------
          Richard E. Moran Jr.,          John B. Kilroy, Jr.,
          Secretary                      President


                                      S-1